EXHIBIT 99.1


                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on November 18, 2004 by and between Niku Corporation (the "Company") and Joshua Pickus ("Executive") (together the "Parties").

                  WHEREAS, the Company's operating results have substantially improved and the trading price of the Company's stock has dramatically increased during Executives tenure as President and Chief Executive Officer ("CEO") of the Company as a direct result of Executive's efforts on behalf of the Company;

                  WHEREAS, the Company recognizes that Executive has had and will continue to have other employment options made available to him and desires to retain Executive as CEO of the Company;

                  WHEREAS, Executive desires to be so engaged by the Company in such positions, on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements herein contained, intending to be legally bound, the Parties agree as follows:

                  1. Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve, subject to the provisions of this Agreement, as an employee of the Company in the position of President and CEO. Executive shall perform such services as are consistent with Executive's position as determined by the Company's Board of Directors (the "Board"). Executive shall devote the whole of his professional time, attention and energies to the performance of his work responsibilities; provided, that Executive may serve on the board of directors of one other Company without the approval of the Company's Board of Directors and such additional boards as the Company's Board of Directors shall from time to time approve.

                  2. Term. This Agreement is for the one-year period (the "Term") commencing on the date hereof and terminating on the first anniversary of such date, or upon the date of termination of employment pursuant to Section 8 of this Agreement; provided, however, that commencing on the first anniversary of the date hereof and each anniversary thereafter, the Term shall automatically be extended for one additional year unless, not later than thirty
(30) days prior to any such anniversary, either party hereto shall have notified the other party of the party's intention not to renew the Agreement or to modify its terms.

                  3. Place of Performance. Except for required travel on the Company's business, Executive's principal place of employment shall be the Company's headquarters in Redwood City, California.

                  4. Compensation.

                     (a) Base Salary. During the Term, Executive's salary shall be at the annual rate of $312,500 (the "Base Salary"), payable in accordance with the Company's regular payroll practices. All applicable withholdings, including taxes, shall be deducted from such payments.

                     (b) Annual Bonus. During the Term, Executive will be eligible to receive an annual bonus of up to 100% of Base Salary based on the achievement of certain performance targets to be to set by the Compensation Committee of the Board (the "Compensation Committee") at the beginning of each fiscal year.

                     (c) Stock Options. Executive's current Company stock options shall be governed by the terms and conditions of the applicable Company stock option plan and/or stock option agreement. Executive may be granted additional options to purchase Company common stock, on such terms and conditions as may be determined by the Compensation Committee.

                  5. Business Expenses. During the Term, the Company will reimburse Executive for all ordinary and necessary business expenses incurred by him in connection with his employment upon timely submission by the Executive of receipts and other documentation in accordance with the Company's normal procedures, as may be amended from time to time.

                  6. Vacation, Holidays and Sick Leave. During the Term, Executive shall be entitled to paid vacation, paid holidays and sick leave in accordance with the Company's standard policies for its employees, as may be amended from time to time.

                  7. Benefits. During the Term, Executive shall be eligible to participate fully in all health benefits, insurance programs, retirement plans and other employee benefit and compensation arrangements (collectively, the "Employee Benefits") available to employees of the Company generally, as may be amended from time to time.

                  8. Termination of Employment.

                     (a) Notwithstanding any provision of this Agreement to the contrary, the employment of Executive hereunder shall terminate on the first to occur of the following dates:

                         (i) the date of Executive's death;

                         (ii) the date on which Executive shall have experienced a Disability (as defined below), and the Company gives Executive notice of termination on account of Disability;

                         (iii) the date on which Executive shall have engaged in conduct which constitutes Cause (as defined below), and the Company gives Executive notice of termination for Cause;

                         (iv) expiration of the Term following notice of termination;

                         (v) the date on which the Company shall give Executive notice of termination for any reason other than the reasons set forth in (i) through (iv) above; or

                         (vi) the date on which Executive gives the Company notice of termination for Good Reason (as defined below).

                     (b) For purposes of this Agreement, "Disability" shall mean an illness, injury or other incapacitating condition as a result of which Executive is unable to perform, with reasonable accommodation, the services required to be performed under this Agreement for ninety (90) consecutive days during any twelve (12) month period. In such event, the Company, in its sole discretion, may terminate this Agreement by giving notice to Executive of termination for Disability. Executive agrees to submit to such medical examinations as may be necessary to determine whether a Disability exists, pursuant to such reasonable requests made by the Company from time to time. Any determination as to the existence of a Disability shall be made by a physician selected by the Company.

                     (c) For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following events, as reasonably determined by the
Board:

                         (i) Executive's gross misconduct or gross neglect related to Executive's duties, which is likely to materially and adversely affect the Company's business or financial condition;

                         (ii) Executive's indictment or conviction of, guilty plea to, or entry of a nolo contendere plea to, a felony charge;

                         (iii) Executive's repeated and material failure to comply with a lawful directive of the Board after receiving written notification of such failure from the Board and a reasonable opportunity to cure such failure; or

                         (iv) Executive's commission of any fraud, material misappropriation, embezzlement or similar act in connection with Executive's duties under this Agreement.

                     (d) For purposes of this Agreement, "Good Reason" shall be deemed to exist if:

                         (i) the Company (or its successors after a CIC (defined below)) materially reduces Executive's duties or responsibilities, including, without limitation, (1) causing Executive to report to anyone other than the Board of Directors of the Company or, (2) if the Company ceases to be publicly traded, the Executive is no longer CEO and/or is reporting to anyone other than the Board of Directors of its ultimate parent company, (3) if following a CIC, the Company's business becomes a division of another company or equity, Executive is no longer the highest officer in charge of such division and/or is reporting to anyone other than the Board of Directors of the acquiring company or entity, and in all such cases the material reduction in duties or responsibilities is not cured within ten (10) days after Executive provides written notice to the Board; or

                         (ii) the Company (or an acquirer following a CIC) fails to comply with a material provision of the Agreement, other than an isolated and inadvertent failure not committed in bad faith and which is remedied by the Company (or an acquirer following a CIC) within thirty (30) days of the Executive providing written notice to the Board; or

                         (iii) The Executive's principal place of employment is moved more than 25 miles from its location on the date of this Agreement.

                  9. Compensation in Event of Termination. Upon termination of the Term for any reason, this Agreement shall terminate and the Company shall have no further obligation to Executive except to pay the amounts set forth in this Section 9.

                     (a) In the event Executive's employment is terminated pursuant to Sections 8(a)(iii) or (iv) during or at the expiration of the Term, Executive shall be entitled to payment of any earned but unpaid Base Salary through the date of termination, as well as any accrued but unused vacation and vested benefits to which Executive is entitled in accordance with the terms of each applicable Employee Benefit plan and pursuant to Executive's stock options. Following any such termination, Executive shall not be entitled to receive any other payment provided for hereunder with respect to any period after such termination, except as Executive may otherwise be entitled pursuant to any applicable Employee Benefit plan or pursuant to Executive's stock options.

                     (b) In the event Executive's employment is terminated pursuant to Section 8(a)(i), (ii), (v) or (vi) during the Term, Executive, or his estate, conservator or designated beneficiary, as the case may be, shall be entitled to receive, as his or its sole and exclusive remedy, (x) payment of any earned but unpaid Base Salary through the date of termination, as well as any accrued but unused vacation and vested benefits to which Executive is entitled in accordance with the terms of each applicable Employee Benefit plan and pursuant to Executive's stock options, (y) any bonus Executive could have realized had Executive's employment not terminated, pro rated through the date of termination, and (z) a lump sum payment equal to twelve (12) months of Base Salary (the "Severance Payment"), provided that Executive, or his estate, conservator or designated beneficiary, executes a valid release of any and all claims that Executive may have, or have had, against the Company and its agents, including but not limited to its officers, directors and employees, in a form provided by the Company.

                  10. Change in Control. In lieu of the benefits provided in
Section 9 herein, upon the occurrence of a Change in Control ("CIC") (defined below) during the Term, Executive shall be entitled to the following payments and arrangements, payable by the Company or the acquiring Person (as defined below) in the CIC, provided that he executes a valid release of any and all claims that he may have against the Company and its agents, including, but not limited to its officers, directors and employees, in a form provided by the
Company:

                     (a) Transaction Bonus. Executive shall be entitled to receive a bonus, payable in cash, in the amount of $750,000 (the "Transaction Bonus").

                     (b) Post-CIC Retention Bonus, Non-Compete and Consulting Arrangements. Executive shall be entitled to receive an additional cash payment equal to $750,000, payable as follows:

                         (i) Retention bonus in the amount of $187,500 payable, in cash, six (6) months following a CIC, provided that Executive remains employed by the Company during such period but payable in full upon Executive's termination without Cause or resignation by Executive for Good Reason during such six (6) month period (the "Retention Bonus");

                         (ii) Consulting payment totaling $187,500 (the "Consulting Payment") in cash payable in monthly increments, whereby Executive will provide such advice and service to the Company as specifically and reasonably requested in writing by the Company for a 6-month period following termination of employment (other than for Cause), or payable in full upon the occurrence of a CIC if the Company or the acquirer does not request such services in writing prior to the CIC; and

                         (iii) Non-Competition payment of $375,000 in cash upon execution of a 12-month, post-CIC non-competition agreement limited to companies that are in the project portfolio management market, as defined by the Gartner Magic Quadrant for project portfolio management, and either (A) derive at least 50% of their revenue from such market or (B) employ Executive in a position overseeing the project portfolio management solutions of such company, in a form to be provided by the Company and reasonably satisfactory to the Executive (the "Non-Competition Payment"), and payable in full upon the occurrence of a CIC if the Company does not request such agreement in writing prior to the CIC;

provided, however, in the event that the per share price for the Company's common stock offered or agreed to be paid by the acquiring Person (as defined below) in the CIC at the time of announcement (not the closing) of a definitive agreement constituting a CIC equals or exceeds the average closing price of the Company's common stock for the seventy (70) trading days prior to the date of this Agreement, Executive's Transaction Bonus will be increased to $2 million, the Retention Bonus will be increased to $500,000, the Consulting Payment will be increased to $500,000 and the Non-Competition Payment will be increased to $1 million, in lieu of the amounts set forth above; provided, further, in the event that the per share price for the Company's common stock offered or agreed to be paid by the acquiring Person (as defined below) in the CIC at the time of announcement (not the closing) of a definitive agreement constituting a CIC is less than 50% of the average closing price of the Company's common stock for the seventy (70) trading days prior to the date of this Agreement, the Parties agree to renegotiate in good faith the payments set forth in Section 10(a) and 10(b)(i), (ii) and (iii) above, which shall in no event exceed the amounts set forth in such Section.

                     (c) Non-Solicitation. In consideration of the payments set forth in Section 10(a) and 10(b)(i), (ii) and (iii) above, Executive agrees that he will not, for a period of twelve (12) months following his termination of employment from the Company, without the prior written consent of the Company, directly or indirectly solicit, request, cause or induce any person who is at the time an employee, consultant, customer or supplier of the Company to leave the employ of or otherwise terminate such person's relationship with the Company.

                     (d) Timing of CIC. Notwithstanding anything to the contrary set forth herein, a CIC announced prior to the termination of this Agreement with a designated Person or entity that closes or is consummated with such Person or entity within six (6) months after termination of the Agreement shall be deemed to have occurred and been consummated during the term of this Agreement if the other provisions of this Agreement are therein satisfied, unless the Agreement was terminated pursuant to Section 8(a)(iii).

                     (e) For purposes of this Agreement, a Change in Control shall mean the first to occur of the following:

                         (i) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                         (ii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation (1) continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) continuing to be held by holders thereof immediately prior to such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                         (iii) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity in which at least 50% of the combined voting power of the voting securities is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                         (iv) For purposes of this Section 10(e), "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act

                  11. Taxes.

                     (a) If any of the payments or benefits provided to or for the benefit of the Executive, from the Company under the terms of this Agreement or otherwise, excluding the Gross-Up Payment defined below, (all such payments and benefits being hereinafter referred to as the "Total Eligible Payments") will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after the payment of all Excise Tax on the Total Eligible Payments and all federal, state and local income and employment taxes and Excise Tax on the Gross-Up Payment (including any interest, penalties or additions imposed on such Gross-Up Payment) shall be equal to the Total Eligible Payments. The Gross-Up Payment shall be calculated such that the net amount, after deduction of any federal, state or local income and employment taxes and the Excise Tax attributable to the Gross-Up Payment, shall exclude any Excise Tax on the portion of the Total Eligible Payments that is attributable to the value of any stock options granted pursuant to any incentive compensation or stock option plan or agreement established or sponsored by the Company or any of its affiliates (the "Adjusted Total Eligible Payments").

                     (b) For purposes of determining whether any of the Adjusted Total Eligible Payments will be subject to the Excise Tax and the amount of the Excise Tax on the Adjusted Total Eligible Payments, (i) all of the Total Eligible Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the written opinion of tax counsel ("Tax Counsel") selected by the Company and reasonably acceptable to the Executive, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the written opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the base amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by Tax Counsel in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date on which the Gross-Up Payment is calculated, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                     (c) In the event that the Excise Tax is finally determined in the written opinion of Tax Counsel to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment (including any interest, penalties or additions imposed on such Gross-Up Payment). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Adjusted Total Eligible Payments.

                  12. Binding Agreement. This Agreement is a personal contract and the rights and interests of Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him.

                  13. Confidentiality; Proprietary Information; Return of Company Property. Executive hereby acknowledges his continuing obligations under the terms of the Company's Proprietary Information and Invention Assignment Agreement, a copy of which is attached as Exhibit A. Executive further agrees that following the termination of his employment for any reason, he shall promptly return all property of the Company, which is then in or thereafter comes into his possession, including, but not limited to, documents, contracts, agreements, plans, photographs, books, notes, electronically stored data and all copies of the foregoing as well as any materials or equipment supplied by the Company to Executive.

                  14. Entire Agreement. This Agreement, together with the Proprietary Information and Invention Assignment Agreement and applicable Company stock option plans and/or stock option agreements, contain all the understandings between the Parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement or otherwise.

                  15. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Executive and by a duly authorized officer of the Company. The failure of either party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by either party hereto of any breach or default by the other party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

                  16. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or fax or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:


                  To Executive at:
                           Joshua Pickus
                           1690 Oak Avenue
                           Menlo Park, CA 94025

                  To the Company at:
                           Niku Corporation
                           305 Main Street
                           Redwood City, CA 94063
                           Attention:  General Counsel

                  Any notice delivered personally or by courier under this
Section 16 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

                  17. Each Party the Drafter. This Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of its provisions.

                  18. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws principles.

                  19. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

                  20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.


NIKU CORPORATION                                   EXECUTIVE



By:
   -----------------------------------------       ----------------------------
                                                   Joshua Pickus